UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2006

CFC International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-2722225	36-3434526
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 State Street

Chicago Heights, Illinois 60411

(Address of principal executive offices) (Zip Code)

(708) 891-3456

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the report on Form 8-K filed by CFC International, Inc. (the “Company), dated June 23, 2006, William G. Brown retired from the Company’s Board of Directors (the “Board”) and all committees thereof on June 19, 2006. Mr. Brown served as a member of the audit committee of the Board and following his retirement the committee consisted of only two members.

On July 13, 2006, the Nasdaq Stock Market (“Nasdaq”) notified the Company that, as a result of Mr. Brown’s retirement, the Company was not in compliance with the audit committee requirements set forth in Nasdaq Marketplace Rule 4350(d)(2) (the “Rule”). The Rule requires that each listed issuer have an audit committee consisting of at least three members, each of whom shall be independent under applicable Nasdaq and Securities and Exchange Commission (“SEC”) rules.

On July 17, 2006, at a duly called meeting of the Board, the Board appointed Richard Pierce, an independent director under the applicable Nasdaq and SEC rules, to fill the vacancy on the audit committee of the Board. The Board further determined that Mr. Pierce satisfies each of the qualification requirements, under applicable Nasdaq and SEC rules, for a member of an audit committee.

On July 18, 2006, the Company received written notice from Nasdaq confirming its noncompliance with the Rule and stating that, with the appointment of Mr. Pierce to fill the vacancy on the audit committee of the Board, the Company had regained compliance. The text of the Company’s press release announcing the appointment of Mr. Pierce is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release of CFC International, Inc., dated July 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2006

CFC INTERNATIONAL, INC.

By:	/s/ Dennis W. Lakomy
Dennis W. Lakomy
Executive Vice President and
Chief Financial Officer